UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): January 29, 2013

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York		14615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On January 29, 2013, Monro Muffler Brake, Inc. (the “Company”) issued a press release announcing its operating results for the third quarter ended December 29, 2012, as well as estimated fourth quarter and fiscal 2013 comparable store sales growth and diluted earnings per share. A copy of the press release, which includes updated guidance, is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Voluntary Disclosure of Other Events

The Company also announced that on November 18, 2012, the Company completed a thirty-one store acquisition (twenty-one stores in Indiana, three in Tennessee and one in Illinois) and on December 16, 2012, the Company completed the acquisition of twenty-seven stores based in Louisville and Lexington, Kentucky, as well as a related wholesale business. In addition, on December 30, 2012 the Company completed acquisitions of twelve stores in northern Ohio and nine stores in Durham, North Carolina, for a total of seventy-nine stores generating approximately $138 million in annualized sales. Further details of these acquisitions and the Company’s previously disclosed Credit Facility amendment are contained in the press release furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated January 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC.
(Registrant)

January 30, 2013	By:	/s/ Catherine D’Amico

Catherine D’Amico
Executive Vice President—Finance